Cumberland House 1 Victoria Street Hamilton HM 11 P.O. Box HM 98 Hamilton HM AX Bermuda (441) 296-7667 Fax (441) 296-7665

FOR IMMEDIATE RELEASE

CONTACT:	Jay Burke
Annuity & Life Re (Holdings), Ltd.
441-296-7667

ANNUITY & LIFE RE ANNOUNCES EARNINGS RELEASE DATE, CONFERENCE CALL, AND DELAY IN FILING OF FIRST QUARTER FORM 10-Q

Hamilton, Bermuda, May 11, 2004, 8:00 a.m. ET – Annuity and Life Re (Holdings), Ltd. (NYSE: ANR) today announced the Company will release its earnings for the first quarter of 2004 on Monday, May 17, 2004 and hold a conference call on Tuesday May 18, 2004 at 9:00 a.m. ET. In addition, the Company announced that it filed a Form 12b-25 with the Securities and Exchange Commission to obtain additional time to finalize its Quarterly Report on Form 10-Q for the period ended March 31, 2004 as a result of the recent engagement of its new independent auditor on April 21, 2004. In the Form 12b-25 filing, the Company announced information regarding its expected results of operations for the first quarter of 2004.

The complete text of the relevant portion of the Company’s Form 12b-25 filing is as follows:

“The registrant expects to report approximately breakeven net income for the period ended March 31, 2004 before the cumulative effect of a change in accounting principle resulting from its adoption of AICPA Statement of Position 03-1 effective January 1, 2004. The cumulative effect of this change in accounting principle has not yet been finalized and the registrant cannot reasonably estimate its impact on net income for the period. The registrant reported a net loss of approximately $(52,475,000) during the comparable prior period in 2003. The losses in the comparable period of 2003 had been primarily the result of losses associated with certain recaptures and terminations of the registrant’s life and annuity reinsurance agreements that occurred during that quarter, as well as adverse claims experience under the registrant’s life reinsurance agreements.”

The Company currently expects to file its first quarter Form 10-Q on or before May 17, 2004.

Annuity and Life Re (Holdings), Ltd. provides annuity and life reinsurance to insurers through its wholly owned subsidiaries, Annuity and Life Reassurance, Ltd. and Annuity and Life Reassurance America, Inc.

Conference Call Information

May 18, 2004 9:00am. Eastern Time
719-457-2727 or 800-474-8920, Code # 557251

The call will be available for replay for seven days following the conference call. The replay numbers are: 719-457-0820 or 888-203-1112, Code # 557251

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. All statements which address operating performance, events, or developments that the Company expects or anticipates may occur in the future are forward-looking statements. These statements are made on the basis of management’s views and assumptions; as a result, there can be no assurance that management’s expectations will necessarily come to pass. The Company cautions that actual results could differ materially from those expressed or implied in forward-looking statements. Important factors that could materially and adversely affect the Company’s operations and financial condition and/or cause the Company’s actual results of operations or financial condition to differ from those expressed or implied in the Company’s forward-looking statements include, but are not necessarily limited to, the Company’s ability to meet the obligations associated with the Company’s current business and to fund the Company’s continuing operations; the Company’s ability to reduce or otherwise satisfy the Company’s collateral obligations; the outcome of pending legal proceedings involving the Company; the Company’s ability to obtain adequate financial ratings; the ability of the Company’s cedents to manage successfully assets they hold on the Company’s behalf; the Company’s success in managing its investments; the Company’s ability to maintain the listing of its common shares on the New York Stock Exchange; changes in mortality, morbidity and claims experience; the Company’s ability to make accurate estimates and assumptions regarding future mortality, persistency, lapses, expenses and investment performance based upon historical results and information provided to it by its cedents; the Company’s ability to underwrite business; unanticipated withdrawal or surrender activity; changes in market conditions, including changes in interest rate levels; the competitive environment; the impact of recent and possible future terrorist attacks and the U.S. government’s response thereto; the Company’s ability to attract and retain clients; the loss of a key executive; regulatory changes (such as changes in U.S. tax law and insurance regulation that directly affect the competitive environment for the Company’s products); and a prolonged economic downturn. Investors are also directed to consider the risks and uncertainties discussed in documents the Company has filed with the Securities and Exchange Commission, and in particular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Company does not undertake to update any forward-looking statement that may be made from time to time by it or on the Company’s behalf.

     The earnings press release will be available in the “Press Releases” section of the Company’s website at www.alre.bm/releases_2004.html. Certain financial information that will be made available to financial analysts, and which may be discussed on the conference call, will be available in the “Financial Reports” section of the Company’s website at www.alre.bm/reports.html.